UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 281-2020

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events

On June 8, 2011 Ebix, Inc. (or the “Company”) issued a press release announcing that since March 29, 2011 the Company had re-purchased 1,020,073 shares of its common stock for total aggregate cash consideration in the amount of $20.38 million. All share repurchases were done in accordance with Rule 10b-18 of the Securities Act of 1934 as to the timing, pricing, and volume of such transactions, and were completed using available cash resources and cash generated from the Company’s operating activities.

The Company also announced in the same press release that it intends to continue buy back its common stock under its existing Board authorized $45 million share re-purchase program, and to seek Board authorization to increase the re-purchase program to $75 million once the Company has reached the $45 million authorized under the Board’s earlier resolution.

A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01             Exhibits

Exhibits

99.1                      Press release, dated June 8, 2011, issued by Ebix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By: /s/ Robert Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

 June 13, 2010